EXHIBIT 99.1

Psychemedics Announces Third Quarter Results and Declares 93rd Consecutive Quarterly Dividend

ACTON, Mass., Oct. 22, 2019 (GLOBE NEWSWIRE) -- Psychemedics Corporation (NASDAQ:PMD) today announced third quarter financial results for the period ended September 30, 2019.  The Company also announced a quarterly dividend of $0.18 per share payable to shareholders of record as of November 5, 2019, to be paid on November 15, 2019.  This will be the Company’s 93rd consecutive quarterly dividend.

The Company’s revenue for the quarter ended September 30, 2019 was $9.9 million versus $11.0 million for the quarter ended September 30, 2018, a decrease of 11%.  Net income for the quarter ended September 30, 2019 was $0.7 million or $0.12 per diluted share, versus $1.3 million or $0.23 per diluted share, for the comparable period last year, a decrease of 47%.  Revenue for the nine months ended September 30, 2019 was $29.0 million versus $32.7 million for the comparable period in 2018, a decrease of 12%.  Net income for the nine months ended September 30, 2019 was $2.1 million or $0.37 per diluted share, versus $3.7 million or $0.67 per diluted share, a decrease of 44%.

Raymond C. Kubacki, Chairman and Chief Executive Officer, stated:

"Third quarter revenues and earnings were below expectations, primarily driven by a decline in sales volume.

“Our domestic business experienced a decline in several sectors, with the largest declines coming in manufacturing and railroads.   While the total jobs numbers for the U.S. economy appear to look good, the manufacturing sector has shown a significant decline.  One area that continues to show strong growth is our school business. This growth has come in part from the concern over the national vaping epidemic.  In addition, it is important to point out that our domestic client base remains stable and we continue to gain new clients.  International revenues showed a decline from the Brazil business, primarily from volume compared to our all-time highest quarterly volume which was recorded in last year’s third quarter.

“Total operating expenses came in at 6% less than the third quarter in 2018. Therefore, the decline in earnings came as a result of the softness in volume.

“In September 2019, the Company entered into a new distribution agreement in Brazil with its existing independent distributor in Brazil and a related entity. As previously disclosed, in 2018, a majority interest in Psychemedics Brasil was acquired by Instituto Hermes Pardini S.A. (“IHP”).  Under the new agreement, the Company’s existing distributor was appointed as a non-exclusive distributor to sell, promote and distribute Psychemedics’ hair drug testing services for an indefinite term. The agreement may be terminated for any reason by either Psychemedics or the distributor following 90 days’ written notice. IHP and its controlled companies are restricted to distributing only Psychemedics’ hair drug tests and the hair drug tests of one other IHP Company. The agreement provides for Psychemedics’ hair drug tests to be marketed, sold, and reported in Brazil under the Psychemedics Corporation brand name, with all related materials so identified.  This agreement also allows the Company to pursue other distribution opportunities in Brazil.

 “In the third quarter, the Company signed a lease for a new facility in Culver City which was a replacement for an existing facility at that location. As of September 2019, there is an operating lease liability of $2.4 million on the balance sheet related to this lease.

“The Company’s balance sheet remains strong with $6.5 million in cash and $8.8 million of working capital.  The total equipment financing obligation outstanding was $1.3 million as of September 30, 2019.  Our directors share our confidence in the future of Psychemedics and remain committed to rewarding shareholders and sharing the financial success of the Company with them as we grow.  Therefore, we are pleased to declare our quarterly dividend of $0.18 per share. This dividend represents our 93rd consecutive quarterly dividend.”

Psychemedics Corporation is the world’s largest provider of hair testing for the detection of drugs of abuse. The Company’s patented process is used by thousands of U.S. and international clients, including over 10% of the Fortune 500 companies, for pre-employment and random drug testing. Major police departments, Federal Reserve Banks, schools, and other public entities also rely on our unique patented drug testing process. We strongly believe our drug testing method to be superior to any other product currently in use, including traditional urine testing and other hair testing methods.

The Psychemedics web site is www.psychemedics.com

Neil Lerner
Vice President of Finance
(978) 206-8220
Neill@psychemedics.com

Cautionary Statement for purposes of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995:  From time to time, information provided by Psychemedics may contain forward-looking information that involves risks and uncertainties.  In particular, statements contained in this release that are not historical facts (including but not limited to statements concerning earnings, earnings per share, revenues, cash flows, dividends, future business, growth opportunities, profitability, pricing, new accounts, customer base, market share, test volume, sales and marketing strategies, the expiration date or dates of distributions arrangements, our relationship with our Brazilian distributor, market demand for drug testing services in Brazil, U.S. and foreign drug testing laws and regulations, including, without limitation, the effective date of expansion of the Brazilian professional driver drug testing requirement from every 5 years to every 2.5 years, required investments in plant, equipment and people and new test development) may be “forward looking” statements.  Actual results may differ from those stated in any forward-looking statements.  Factors that may cause such differences include but are not limited to risks associated with the development of markets for new products and services offered, costs of capacity expansion, changes in U.S. and foreign government regulations, including but not limited to FDA regulations, changes in Brazilian laws and regulations and proposed laws and regulations and the implementation of such laws and regulations, currency risks, R&D spending, competition (including, without limitation, competition from other companies pursuing the same growth opportunities), the Company’s  ability to maintain its reputation and brand image, the ability of the Company to achieve its business plans, cost controls, leveraging of its global operating platform, risks of information technology system failures and data security breaches, the uncertain global economy, the Company’s ability to attract, develop and retain executives and other qualified employees and independent contractors, including distributors, the Company’s ability to obtain and protect intellectual property rights, litigation risks, general economic conditions and other factors disclosed in the Company's filings with the Securities and Exchange Commission.  The forward-looking statements contained herein speak only of the Company's expectations as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions, or circumstances on which any such statement is based.

Psychemedics Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Revenues	$9,852	$11,016	$28,963	$32,738
Cost of revenues	5,470	5,658	16,004	16,853

Gross profit	4,382	5,358	12,959	15,885

Operating Expenses:
General & administrative	1,417	1,599	4,687	4,907
Marketing & selling	1,238	1,267	3,455	3,807
Research & development	393	372	1,213	1,089

Total Operating Expenses	3,048	3,238	9,355	9,803

Operating income	1,334	2,120	3,604	6,082
Other income/(expense), net	6	(9)	54	47

Net income before provision for income taxes	1,340	2,111	3,658	6,129

Provision for income taxes	663	836	1,586	2,426

Net income	$677	$1,275	$2,072	$3,703

Diluted net income per share	$0.12	$0.23	$0.37	$0.67

Dividends declared per share	$0.18	$0.18	$0.54	$0.51

Psychemedics Corporation
Consolidated Balance Sheets
(in thousands, except par value)
(UNAUDITED)

	September 30,	December 31,
	2019	2018

ASSETS
Current Assets:
Cash and cash equivalents	$6,492	$4,069
Marketable securities	--	3,905
Accounts receivable, net of allowance for doubtful accounts
of $43 in 2019 and $67 in 2018	5,171	4,829
Prepaid expenses and other current assets	1,824	1,067
Total Current Assets	13,487	13,870

Fixed assets, net of accumulated amortization and depreciation
of $15,530 in 2019 and $13,341 in 2018	9,139	10,177
Other assets	944	927
Operating lease right-of-use assets	3,214	-

Total Assets	$26,784	$24,974

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$372	$682
Accrued expenses	2,727	2,962
Current portion of long-term debt	416	416
Current portion of operating lease liabilities	1,171	-

Total Current Liabilities	4,686	4,060

Long-term debt	900	1,212
Deferred tax liabilities, long-term	817	955
Operating lease liabilities, long-term	2,361	-
Total Liabilities	8,764	6,227

Shareholders' Equity:
Preferred stock, $0.005 par value, 873 shares authorized,
no shares issued or outstanding	--	--
Common stock, $0.005 par value; 50,000 shares authorized
Shares issued and outstanding: 6,185 in 2019 and 6,175 in 2018	31	31
Additional paid-in capital	31,999	31,523
Accumulated deficit	(2,232)	(1,326)
Less - Treasury stock, at cost, 668 shares	(10,082)	(10,082)
Accumulated other comprehensive loss	(1,696)	(1,399)

Total Shareholders' Equity	18,020	18,747

Total Liabilities and Shareholders' Equity	$26,784	$24,974